UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 29, 2014 (the “Closing Date”), BioMarin GALNS Ltd. (“Seller”), an Irish corporation and a wholly-owned subsidiary of BioMarin Pharmaceutical Inc., a Delaware corporation (together with Seller, the “Company”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Regeneron Ireland, an Irish corporation (“Buyer”).

Pursuant to the Asset Purchase Agreement, Seller sold to Buyer on the Closing Date its priority review voucher issued by the U.S. Food and Drug Administration to the Company in February 2014 in connection with the approval of VIMIZIM®, a new biological product for patients with Mucopolysaccharidosis Type IVA, also known as Morquio A syndrome (the “Priority Review Voucher”).

On July 30, 2014, in consideration for the sale of the Priority Review Voucher, Seller received from Buyer $67,500,000.

The Asset Purchase Agreement contains customary representations, warranties and covenants from the Company and Seller, as well as provisions relating to indemnity, confidentiality and other matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 1, 2014	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel